Exhibit 99.1

Femasys Inc. Announces First Patient Treated in Pivotal Trial for FemaSeed

First in Class Insemination Treatment for Infertility

LOCAL Pivotal Trial to Enroll Up to 792 Patients Across 20 U.S. Centers

Atlanta, GA. --- July 20, 2021 --- Femasys Inc. (NASDAQ: FEMY), a biomedical company focused on transforming women's healthcare, today announced the initiation and first patient treated in a pivotal trial evaluating FemaSeed, a first in class, localized directional insemination product candidate for infertility.

“For more than 20 years, current approaches to infertility treatment have been limited during the initial stage of therapeutic care, but with the advancement of FemaSeed, we believe a next generation intrauterine procedure may have the opportunity to truly change this traditional paradigm,” said Michael Glassner, MD, Founding Partner and Medical Director of Main Line Fertility & Reproductive Medicine in Pennsylvania, where the first patient in the LOCAL trial was treated in July 2021.  “The LOCAL trial is the next step in proving the FemaSeed localized directional insemination approach.  My colleagues and I are thrilled to be a part of this patient care evolution.”

The LOCAL trial will be conducted across approximately 20 centers in the United States and is expected to enroll up to 792 patients diagnosed as infertile.  The primary endpoints of the study are to determine the effectiveness (clinical pregnancy rate) and safety over a period of 7 weeks.

“Infertility has become a global issue and the commencement of the LOCAL trial underscores our commitment to ensure that women struggling to become pregnant receive the best, lowest cost treatment option by developing our innovative directional delivery platform technology,” said Kathy Lee-Sepsick, founder, President & Chief Executive Officer of Femasys.

About FemaSeed
FemaSeed features intrauterine directional delivery that deposits sperm locally and directly to the fallopian tube where conception occurs.  As the first and only approach, presenting significant advantages over existing artificial insemination solutions, it is intended to become a first-line treatment for infertility.

About Infertility
Infertility is a major public health concern, with declining fertility levels and an increase in the number of countries experiencing a reduction in population size.  In the United States alone, there are over 9 million women known to be infertile.  First-line alternative methods have not been developed to meet the continuous demand for safe and effective treatment options that are considerably less costly and less invasive than assisted reproductive technologies, such as in vitro fertilization (IVF), a solution not selected by most women.

About Femasys
Femasys is a biomedical company focused on transforming women’s healthcare worldwide by developing novel solutions and next-generation advancements providing significant clinical impact to address severely underserved areas.  With an initial focus in the area of reproductive health, its two lead product candidates offer solutions to improve patient care and health economics: FemBloc, a first and only non-surgical product for permanent birth control and FemaSeed, a first and only directed sperm delivery product for infertility treatment. Femasys’ FemVue product for fallopian tube assessment by ultrasound is currently marketed in the United States as its main commercial priority. Femasys has also developed a novel technology platform for tissue sampling intended to be marketed alongside our other women-specific medical products in the physician’s office setting.  For more information, please visit www.Femasys.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties.  Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “believe,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate.  Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in the prospectus related to our initial public offering filed with the Securities and Exchange Commission on June 21, 2021. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts
Investor Contact:

IR@femasys.com

Media Contact:

Media@femasys.com

Source: Femasys Inc.

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